Exhibit 99.1

Doug Sherk	Beth Kaplan
Investor Relations, EVC Group	Public Relations Director, Accuray
+1 (415) 652-9100	+1 (408) 789-4426
dsherk@evcgroup.com	bkaplan@accuray.com

Accuray Fiscal Second Quarter Revenue Exceeds $100 Million and Increases 15 Percent Year-over-Year; Gross Orders of $77.9 Million; Backlog Up 10 Percent

SUNNYVALE, Calif., January 23, 2018 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the second fiscal quarter ended December 31, 2017.

Fiscal Second Quarter Highlights

•                  Revenue increased 15 percent year-over-year to $100.3 million driven by product revenue growth of 33 percent

•                  Gross orders were $77.9 million; net orders were $52.6 million. Ending backlog increased 10 percent year-over-year to $470.5 million

•                  Gross margin expanded approximately 340 basis points year-over-year to 39.2 percent driven by improvements in product gross margins

•                  Entered a $40 million term loan to facilitate retirement of the remaining February 2018 convertible debt, which could reduce potential share dilution to the extent settled with cash

“We have made solid progress towards achieving consistent operating performance during the first half of the fiscal year and we believe we are well on track to achieve our fiscal 2018 guidance, which was originally provided in August,” said Joshua H. Levine, president and chief executive officer.  “Our 33 percent year-over-year product revenue growth during the second quarter was primarily driven by solid implementation of our strategies to improve distributor order to revenue conversion and increased Radixact contribution.  As the fiscal year progresses, we believe that we will see the initial signs of commercial momentum in the U.S., which could enable us to expand our growth rate in fiscal 2019.  We are building this momentum through the market’s increased recognition of the clinical benefits of our radiation therapy solutions.”

Fiscal Second Quarter Results

Total revenue was $100.3 million compared to $87.5 million in the prior fiscal year second quarter. Product revenue totaled $47.1 million compared to $35.4 million in the prior fiscal year second quarter, while service revenue totaled $53.2 million compared to $52.1 million in the prior fiscal year second quarter. The increase in product revenue was primarily due to improved backlog conversion of orders to revenue from the EIMEA and APAC regions.

Total gross profit for the 2018 fiscal second quarter was $39.4 million or 39.2 percent of sales, comprised of product gross margin of 43.0 percent and service gross margin of 35.9 percent.  This compares to total gross profit of $31.4 million or 35.9 percent of sales, comprised of product gross margin of 35.1 percent and service gross margin of 36.4 percent for the prior fiscal year second quarter. The increase in product gross margin was due to product volume and mix, as well as intangible amortization expiring in the fourth quarter of the prior fiscal year.

Operating expenses were $40.4 million, an increase of 11 percent compared with $36.2 million in the prior fiscal second quarter. The increase is primarily due to investments in research and development.

Net loss was $4.7 million, or $0.06 per share, for the 2018 fiscal second quarter, compared to a net loss of $9.4 million, or $0.11 per share, for the 2017 fiscal second quarter.

Adjusted EBITDA for the 2018 fiscal second quarter was $4.8 million, compared to $1.8 million in the prior fiscal year second quarter.

Cash, cash equivalents, investments and short-term restricted cash were $106.1 million as of December 31, 2017 compared to $94.4 million as of September 30, 2017.

In December 2017, the company entered a $40 million term loan while concurrently reducing the borrowing facility under its existing revolving loan by $20 million. As previously announced, the company intends to use the net proceeds of the term loan, combined with existing cash on hand, to retire its 3.50% Series A convertible senior notes due February 1, 2018.

Fiscal Six Month Results

For the six months ended December 31, 2017, gross product orders totaled $133.6 million compared to $128.8 million for the same prior fiscal year period.

Total revenue for the six months ended December 31, 2017, was $191.3 million compared to $174.0 million in the prior fiscal year period. Product revenue totaled $86.0 million compared to $71.0 million in the prior fiscal year period, while service revenue totaled $105.3 million compared to $103.0 million in the prior fiscal year period.  The increase in product revenue is primarily related to backlog conversion of orders to revenue from the EIMEA, APAC, and Japan regions. Service revenue increased modestly due to the continued install base expansion.

Total gross profit for the six months ended December 31, 2017, was $77.5 million or 40.5 percent of sales, comprised of product gross margin of 43.1 percent and service gross margin of 38.4 percent.  This compares to total gross profit of $62.7 million or 36.1 percent of sales, comprised of product gross margin of 34.8 percent and service gross margin of 36.9 percent for the same prior fiscal year period.  The increase in product gross margin stemmed from higher sales unit volume, lower intangible amortization as well as product and channel mix.

Operating expenses were $80.5 million, an increase of 9 percent compared with $74.1 million in the prior fiscal year period.  The increase is primarily due to investments in research and development as well as G&A.

Net loss was $14.1 million, or $0.17 per share, for the six months ended December 31, 2017, compared to a net loss of $19.3 million, or $0.24 per share, for the prior fiscal year period.

Adjusted EBITDA for the six months ended December 31, 2017 was $7.9 million, compared to $2.9 million in the prior fiscal year period.

2018 Financial Guidance

The company is reaffirming the revenue, gross orders, and adjusted EBITDA, guidance originally provided on August 22, 2017 as follows:

•                  Revenue: $390.0 million to $400.0 million representing growth of approximately 2 percent to 4 percent year-over-year with product revenue growing approximately 5 to 10 percent year-over-year;

•                  Gross Orders growth of approximately 5 percent year-over-year; and

•                  Adjusted EBITDA: $25.0 million to $30.0 million representing growth of approximately 23 percent to 47 percent year-over-year

Guidance for non-GAAP financial measures excludes amortization of intangibles, depreciation, stock-based compensation expense, interest expense, net and provision for income taxes.  For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss its fiscal second quarter results and recent corporate developments. Conference call dial-in information is as follows:

•                  U.S. callers: (855) 867-4103

•                  International callers: (262) 912-4764

•                  Conference ID Number (U.S. and international): 8185998

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com. In addition, a taped replay of the conference call will be available beginning approximately two hours after the call’s conclusion and available for seven days. The replay telephone number is (855) 859-2056 (USA) or (404) 537-3406 (International), Conference ID: 8185998. An archived webcast will also be available at Accuray’s website.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the financial statement tables included in this press release, and investors are encouraged to review this reconciliation.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and excludes expenses that may have a material impact on the company’s reported financial results. This non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives.  The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the company’s future results of operations, including management’s expectations regarding orders, backlog, revenue, adjusted EBITDA, operating expenses and growth rate; the company’s ability to meet financial targets; the company’s ability to build and achieve market momentum for its products; the company’s intended use of proceeds from the term loan; expectations related to the retirement of the company’s February 2018 convertible notes; and the company’s leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the company’s ability to retire its February 2018 convertible notes, the company’s ability to achieve widespread market acceptance of its products, the company’s ability to effectively manage its growth, the company’s ability to maintain or increase its gross margins on product sales and services, the company’s ability to meet the covenants under its credit facilities, the company’s ability to convert backlog to revenue, the timing of the China Class A license announcement, and such other risks identified under the heading “Risk Factors” in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017, the company’s Quarterly Report on Form 10-Q, filed with the SEC on November 3, 2017, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Gross Orders	$77,908	$78,454	$133,555	$128,789
Net Orders	52,649	54,069	103,687	91,256
Order Backlog	470,511	426,158	470,511	426,158

Net revenue:
Products	$47,106	$35,398	$86,022	$70,997
Services	53,223	52,104	105,257	103,011
Total net revenue	100,329	87,502	191,279	174,008
Cost of revenue:
Cost of products	26,857	22,969	48,959	46,321
Cost of services	34,117	33,146	64,859	64,956
Total cost of revenue	60,974	56,115	113,818	111,277
Gross profit	39,355	31,387	77,461	62,731
Operating expenses:
Research and development	14,664	11,944	28,757	24,173
Selling and marketing	13,872	13,904	28,629	28,222
General and administrative	11,836	10,362	23,144	21,706
Total operating expenses	40,372	36,210	80,530	74,101
Loss from operations	(1,017)	(4,823)	(3,069)	(11,370)
Other expense, net	(3,738)	(4,120)	(10,309)	(8,125)
Loss before provision for income taxes	(4,755)	(8,943)	(13,378)	(19,495)
Provision for (benefit from) income taxes	(36)	426	723	(200)
Net loss	$(4,719)	$(9,369)	$(14,101)	$(19,295)

Net loss per share - basic and diluted	$(0.06)	$(0.11)	$(0.17)	$(0.24)
Weighted average common shares used in computing loss per share:
Basic and diluted	84,586	82,328	84,167	81,952

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$79,509	$72,084
Investments	24,516	23,909
Restricted cash	2,039	12,829
Accounts receivable, net	80,907	72,789
Inventories	113,809	105,054
Prepaid expenses and other current assets	15,577	18,988
Deferred cost of revenue	2,316	3,350
Total current assets	318,673	309,003
Property and equipment, net	22,601	23,062
Goodwill	57,910	57,812
Intangible assets, net	893	964
Deferred cost of revenue	41	206
Other assets	13,819	15,417
Total assets	$413,937	$406,464
Liabilities and equity
Current liabilities:
Accounts payable	$25,922	$17,486
Accrued compensation	22,231	25,402
Other accrued liabilities	19,514	23,870
Short-term debt	39,451	113,023
Customer advances	19,797	16,926
Deferred revenue	79,955	87,785
Total current liabilities	206,870	284,492
Long-term liabilities:
Long-term other liabilities	10,794	10,068
Deferred revenue	16,737	13,823
Long-term debt	130,425	51,548
Total liabilities	364,826	359,931
Equity:
Common stock	85	84
Additional paid-in capital	512,883	496,887
Accumulated other comprehensive income (loss)	630	(52)
Accumulated deficit	(464,487)	(450,386)
Total equity	49,111	46,533
Total liabilities and equity	$413,937	$406,464

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
GAAP net loss	$(4,719)	$(9,369)	$(14,101)	$(19,295)
Amortization of intangibles (a)	35	1,989	71	3,977
Depreciation (b)	2,458	2,636	4,936	5,303
Stock-based compensation (c)	3,438	2,914	5,870	6,387
Interest expense, net (d)	3,578	3,172	10,398	6,764
Provision for (benefit from) income taxes	(36)	426	723	(200)
Adjusted EBITDA	$4,754	$1,768	$7,897	$2,936

(a) consists of amortization of intangibles - developed technology and acquired patents.

(b) consists of depreciation, primarily on property and equipment.

(c) consists of stock-based compensation in accordance with ASC 718.

(d) consists primarily of interest income from available-for-sale securities, interest expense associated with our outstanding debt and non-cash loss on extinguishment of debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2018
	From	To
GAAP net loss	$(19,200)	$(14,200)
Depreciation and amortization (a)	10,300	10,300
Stock-based compensation (b)	13,200	13,200
Interest expense, net (c)	18,300	18,300
Provision for income taxes	2,400	2,400
Adjusted EBITDA	$25,000	$30,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles - developed technology and acquired patents.

(b) consists of stock-based compensation in accordance with ASC 718.

(c) consists primarily of interest income from available-for-sale securities, interest expense associated with our convertible notes and revolving credit facility and non-cash loss on extinguishment of debt.